SECOND AMENDMENT TO
                 AMENDED AND RESTATED OFFICE BUILDING NET LEASE

     THIS SECOND AMENDMENT TO AMENDED AND RESTATED OFFICE BUILDING NET LEASE (the "Amendment") is made as of October 4, 2001, by and between BEP-EMERY TECH LLC, a Delaware limited liability company ("Landlord"), and EVOLVE SOFTWARE, INC., a Delaware corporation ("Tenant").

                                 R E C I T A L S
                                 ---------------

     A. BEP-Emeryville, L.P. (predecessor-in-interest to Landlord) and Tenant entered into that certain Amended and Restated Office Building Net Lease dated as of October 18, 2000, as amended by that certain First Amendment to Amended and Restated Office Building Net Lease dated as of November 28, 2000 (as amended, the "Lease") for approximately 72,351 rentable square feet in the Building (the "Original Premises"). The Original Premises consists of the following: (i) approximately 35,335 rentable square feet on the 1st, 2nd and 3rd floors of the East Wing of the Building (the "East Wing Premises"), (ii) approximately 15,926 rentable square feet on the 1st floor of the West Wing of the Building (the "1st Floor West Wing Premises"), and (iii) approximately 21,090 rentable square feet on the 2nd floor and mezzanine of the West Wing of the Building (the "2nd Floor and Mezzanine West Wing Premises"). Any capitalized term used but not defined herein shall have the meaning given to it in the Lease.

     B. The Term Expiration Date of the Lease is July 20, 2007. Tenant's business needs are such that Tenant only requires to lease the East Wing Premises. Tenant desires to terminate the Lease with respect to the 1st Floor West Wing Premises and the 2nd Floor and Mezzanine West Wing Premises (collectively, the "Excess Premises"). Landlord agrees to the early termination of the Excess Premises in return for Tenant's performance of the obligations set forth in Paragraph 2 of this Amendment. Landlord and Tenant agree that the Lease with respect to the Excess Premises shall terminate early as set forth in this Amendment.

     C. Landlord and Tenant agree to amend the Lease upon the terms and conditions set forth herein.

                                A G R E E M E N T
                                -----------------

     1.   EARLY  TERMINATION  OF  EXCESS  PREMISES.
          -----------------------------------------

          (a) Tenant and Landlord hereby agree to terminate the Lease with respect to the Excess Premises effective 11:59 p.m. California time on the earlier of (i) July 10, 2003, or (ii)the date the Remaining Base Rent Amount (as hereinafter defined) is deposited by Tenant in an escrow account designated by Landlord pursuant to Paragraph 2(d) (the "Termination Date"). Notwithstanding the foregoing, if Tenant shall be in monetary default under the Lease with respect to the Excess Premises or under this Amendment with respect to the Excess Premises on the Termination Date, the Lease with respect to the Excess Premises shall not terminate and the Termination Date shall be the date that such monetary default is cured by Tenant. Neither the termination of the Lease with respect to the Excess Premises nor anything contained in this Amendment shall relieve Tenant of any rental or other obligations or indemnities due or owing under the Lease with respect to the Excess Premises or this Amendment that accrue prior to or arise from events occurring prior to the Termination Date. All such obligations and liabilities shall remain outstanding until they are satisfied.

          (b) Prior to the Termination Date, Tenant shall continue to pay all rents and other amounts under the Lease with respect to the Excess Premises when due and payable, and continue to perform all other non-payment obligations of Tenant under the Lease when due under the Lease.

     2.   CONSIDERATION  TO  TENANT  AND  LANDLORD.  The total value of the Base
          -----------------------------------------
Rent and Tenant's Proportionate Share of Operating Expenses that Tenant was supposed to pay for the Excess Premises from the Termination Date until the Term Expiration Date is approximately $7,100,000.00. In consideration for the early termination of the Lease with respect to the Excess Premises, Tenant agrees to do the following:

          (a) Tenant shall pay One Hundred Thousand and NO/100 Dollars ($100,000.00) (the "Initial Payment") to Landlord immediately upon the later of execution of this Amendment or the date on which Landlord waives in writing the contingency in Paragraph 10(i) below, as follows: (i) Tenant shall pay to Landlord Fifty Thousand and NO/100 Dollars ($50,000.00) by cashier's check, wire-transfer or direct deposit of immediately available funds, and (ii) Tenant shall transfer ownership of the Office Property (as defined in paragraph 3 below) to Landlord as set forth in paragraph 3 below (Landlord and Tenant agree that the value of the Office Property is $50,000.00).

          (b) On or before January 2, 2002, Tenant shall pay to Landlord another One Hundred Thousand and NO/100 Dollars ($100,000.00) (the "January 2, 2002 Payment") by cashier's check, wire-transfer or direct deposit of immediately available funds.

          (c) Tenant shall continue to pay Base Rent under the Lease with respect to the Excess Premises through July 10, 2003 and shall sublease the Excess Premises to Landlord from October 15, 2001 (the "Sublease Commencement Date") until the Termination Date for One and NO/100 Dollar ($1.00) per month (the "Sublease Payment") and upon the terms and conditions set forth in (A) that certain sublease for the 1st Floor West Wing Premises (the "1st Floor West Wing Premises Sublease") between Tenant, as sublessor, and Landlord, as sublessee, dated as of October 4, 2001, and (B) that certain sublease for the 2nd Floor and Mezzanine West Wing Premises (the "2nd Floor and Mezzanine West Wing Premises Sublease") between Tenant, as sublessor, and Landlord, as sublessee, dated as of October 4, 2001.

          (d)  At  any  time  prior to the Termination Date, with at least three
(3) business days prior written notice to Landlord, Tenant shall have the right to stop performing under Paragraph 2(c) above if Tenant pays, in a lump sum, the amount of Base Rent for the Excess Premises for the period beginning the date of such lump sum payment through July 10, 2003 (the "Remaining Base Rent Amount") by placing such lump sum amount into an escrow account (the "Escrow Account"), with Bank of America, which Escrow Account shall be solely designated and controlled by Landlord. The funds in the Escrow Account shall accrue interest for the benefit of Tenant at the best money market rates available with Bank of America. The interest accruing in the Escrow Account shall be paid to Tenant on a monthly basis. Landlord may draw from the Escrow Account monthly payments of Base Rent from the Escrow Account as if Tenant were paying Base Rent in the manner set forth in Paragraph 2(c) above, except that the Termination Date shall in such event be the date by which the funds were delivered into the Escrow Account by Tenant.

     3.   1ST  FLOOR  WEST  WING  PREMISES FURNITURE AND EQUIPMENT.  As of the
          --------------------------------------------------------
date the Initial Payment is required to be made by Tenant, Tenant shall and hereby does bargain, sell, assign and transfer to Landlord as of the date of this Agreement, all of its right, title and interest in and to all of the furniture and equipment (the "Office Property") which are located on the 1st Floor West Wing as shown on EXHIBIT 1 attached hereto. Tenant shall deliver to
                             ---------
Landlord a Bill of Sale with respect to the Office Property immediately after this Agreement is fully-executed by the parties. Tenant hereby represents and warrants that Tenant holds all right, title and interest in and to the Office Property, free of any liens, encumbrances or interests of third parties. Subject to the preceding sentence, the Office Property shall be conveyed to Landlord in their "AS IS" condition, with all faults and defects.

     4.   BASE  RENT.  From  January 1, 2002 until the Term Expiration Date, the
          ----------
amount of Base Rent for the Leased Premises (including the Excess Premises) shall be modified as set forth below. The definition of Base Rent in the Basic Lease Information sheet of the Lease is hereby deleted in its entirety and replaced with the following:


"FOR THE LEASED PREMISES
 -----------------------

1/1/02 - 2/28/02:                2.597 per rentable square foot per month
3/1/02 - 7/31/02:                2.626 per rentable square foot per month
8/1/02 - 2/28/03:                2.674 per rentable square foot per month
3/1/03 - 7/31/03:                2.705 per rentable square foot per month
8/1/03 - 2/28/04:                2.755 per rentable square foot per month
3/1/04 - 7/31/04:                2.786 per rentable square foot per month
8/1/04 - 2/28/05:                2.837 per rentable square foot per month
3/1/05 - 7/31/05:                2.870 per rentable square foot per month
8/1/05 - 2/28/06:                2.922 per rentable square foot per month
3/1/06 - 7/31/06:                2.956 per rentable square foot per month
8/1/06 - 2/28/07:                3.010 per rentable square foot per month
3/1/07 - 7/20/07:                3.045 per rentable square foot per month


Notwithstanding the foregoing, in addition to Base Rent, Tenant shall continue to pay a monthly amount of $4,413.94 through the Term Expiration Date for the amortization of additional tenant improvements for the East Wing Premises."

     5.   OPERATING  EXPENSES  FOR  THE  EXCESS  PREMISES.  Tenant  shall not be
          -----------------------------------------------
obligated to pay Tenant's Proportionate Share of Basic Operating Cost for the Excess Premises commencing on January 1, 2002 until the Termination Date.

     6.   SECURITY  DEPOSIT.  Section  5.14(b) of the Lease is hereby deleted in
          -----------------
its  entirety  and  replaced  with  the  following:

     "(b)  The  amount  of  the Security  Deposit  shall  be reduced as follows:

                                       MINIMUM AMOUNT OF
     DATE                 REDUCTION    SECURITY DEPOSIT
     -------------------  -----------  ------------------
     The earlier of July  $580,225.41  $     2,320,901.62
     21, 2002 or the
     Termination Date
     -------------------  -----------  ------------------
     The earlier of July  $820,901.62  $     1,500,000.00
     10, 2003 or the
     Termination Date
     -------------------  -----------  ------------------
     July 21, 2004        $500,000.00  $     1,000,000.00
     -------------------  -----------  ------------------
     July 21, 2005        $500,000.00  $       500,000.00
     -------------------  -----------  ------------------
     July 21, 2006        $250,000.00  $       250,000.00
     -------------------  -----------  ------------------

     Notwithstanding the foregoing, no reduction in the amount of the Security Deposit shall take place on the dates referenced above if Tenant shall be in monetary default under the Lease or under this Amendment on the applicable date; provided, however, the amount of the Security Deposit shall be reduced as set forth above as soon as such monetary default is cured by Tenant."

     7.   SIGNAGE.  Effective  on the Sublease Commencement Date, Tenant's right
          -------
to  place  signage  on  the  West  Wing  of the Building shall be null and void.

     8.   BROKER  COMMISSIONS.  Tenant  hereby  agrees  to indemnify, defend and
          -------------------
hold Landlord free and harmless from and against liability for compensation or charges which may be claimed by Tenant's exclusive listing agent, CM Realty, or other similar party by reason of any dealings with or actions of Tenant in connection with the Original Premises. Tenant shall not, however, be responsible for any liability for compensation or charges which may be claimed by Landlord's exclusive listing agent or other similar party by reason of any dealings with or actions of Landlord.

     9.   SUBLESSEE  LIABILITY.  Tenant  shall not be liable under the Lease for
          --------------------
any default or failure to perform under the Lease resulting from a default or failure to perform under the 1st Floor West Wing Premises Sublease or the 2nd Floor and Mezzanine West Wing Premises Sublease by the "Sublessee" thereunder or its agents, contractors, sublessees or invitees. In addition, Tenant shall not be liable for, or required under the Lease to indemnify or hold harmless

Landlord from and against, any losses, claims, liabilities, judgments, causes of action, damages, costs and expenses resulting from or arising in connection with the acts or omissions of the "Sublessee" thereunder or its agents, contractors, sublessees or invitees.

     10.  LENDER/FINANCING  CONTINGENCY.  This  Amendment  shall  be  null  and
          -----------------------------
void (i) if Landlord does not receive approval to enter into this Amendment from its lender, First Union National Bank, by October 31, 2001, or (ii) if Tenant does not receive a funding from Warburg Pincus of not less than $10,000,000.00 by October 15, 2001.

     11.  CHANGES.  Notwithstanding  any  term  or  provision  of the Lease, the
          -------
provisions of this Amendment shall amend, modify and supersede the terms of the Lease. If there is any conflict between the Lease and this Amendment, this Amendment shall control. Except as herein set forth, the Lease shall remain unmodified and in full force and effect.

     IN WITNESS WHEREOF, this Amendment is being executed by the parties on the date set forth above.

                              "LANDLORD":

                              BEP-EMERY TECH LLC,
                              a Delaware limited liability company

                              By:  BEP-Emeryville, L.P,
                                   a Delaware limited partnership
                                   its Member

                              By:  EPI Investors 103 LLC,
                                   a California limited
                                   liability company
                                   its General Partner

                              By:  Ellis Partners, Inc.,
                                   a California corporation
                                   its Managing Member


                                   ---------------------------------
                                   James F. Ellis
                                   Vice President

                              "TENANT":

                               EVOLVE SOFTWARE, INC.,
                               a Delaware corporation


                               By:
                                  ----------------------------------
                               Name:
                                    --------------------------------
                               Title:
                                     -------------------------------

                                    EXHIBIT 1

                                 OFFICE PROPERTY